Exhibit 99.1

Clearway Energy, Inc. Announces Results of 2026 Annual Meeting of Stockholders

Stockholders Approve Proposal to Simplify Public Share Class Structure

PRINCETON, N.J., April 29, 2026 (GLOBE NEWSWIRE) – Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (the “Company”) today announced that, at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved the proposal to amend and restate the Company’s certificate of incorporation (the “Charter Amendment”), as recommended by the Board of Directors of the Company (the “Board”), to simplify the Company’s public share class structure into a single share class.

The Charter Amendment will result in the conversion of each share of the Company’s Class A common stock into one share of the Company’s Class C common stock (the “Class A Conversion”). Under the terms of the Charter Amendment, which the Company filed today with the Delaware Secretary of State, the Class A Conversion will occur automatically at 12:01 a.m., Eastern Time, on May 1, 2026. Stockholders do not need to take any action with respect to the Class A Conversion. The Company expects that the New York Stock Exchange (the “NYSE”) will suspend trading in shares of the Class A common stock before the market opens on May 1, 2026 and that the shares of Class C common stock that are received upon the Class A Conversion will commence trading on May 1, 2026.

In connection with the Class A Conversion, Clearway Energy Group LLC (“CEG”), the owner of all of the Company’s outstanding Class B common stock and Class D common stock, entered into a Voting Trust Agreement (the “Voting Trust Agreement”) designed to preserve the total relative voting power of the Company’s public stockholders following the Class A Conversion.

In addition, the Company’s stockholders approved all other proposals submitted for a vote at the Annual Meeting. The Company will report the final results of the Annual Meeting on a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the U.S. Our portfolio comprises approximately 12.9 GW of gross capacity in 27 states, including approximately 10.1 GW of wind, solar and battery energy storage systems and approximately 2.8 GW of conventional dispatchable power capacity that provide critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “target,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the potential or anticipated benefits or effects of the Charter Amendment or the Class A Conversion, the tax consequences of the Class A Conversion and other statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and condition.

Although the Company believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to: unforeseen or adverse changes in the capital markets generally or in trading conditions applicable to the Company’s securities; the impact of the Class A Conversion on the Company’s ability to execute its capital allocation strategy; unanticipated costs or expenses in connection with the Class A Conversion; potential litigation or other proceedings challenging the Charter Amendment or the Class A Conversion; the effect of the announcement of the Charter Amendment on the trading prices of the Class A common stock and Class C common stock; and risks related to the Company’s business, operations, financial condition and prospects.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in its filings with the SEC at www.sec.gov.  In addition, the Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the SEC.

Contacts:

Investors:
Akil Marsh
investor.relations@clearwayenergy.com
609-608-1500

Jeanne Carr
MacKenzie Partners
jcarr@mackenziepartners.com
212-929-5916

Media:

Julia Poska

media@clearwayenergy.com